SUB-ITEM 77Q3

AIM International Growth Fund

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple clesses of shares, this exhibit provides class level information for Items 72DD, 73A, 74U, and 74V.

Form period ending  04/30/2008
File number: 811-6463
Series No.:  1



72DD. 1. Total income dividends for which record date passed during the period.
         (000's Omitted)
      Class A                     13,954
      2. Dividends for a second class of open-end company shares (000's Omitted)
      Class R                        166
      Institutional Class          6,883

 73A. Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1. Dividends from net investment income
      Class A                     0.1747
      Dividends for a second class of open-end company shares (form nnn.nnnn)
      Class R                     0.1185
      Institutional Class         0.2987

 74U. 1. Number of shares outstanding (000's Omitted)
      Class A                     84,938
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
      Class B                      6,150
      Class C                      8,454
      Class R                      1,770
      Institutional Class         26,746

 74V. 1. Net asset value per share (to nearest cent)
      Class A                    $ 30.21
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
      Class B                    $ 27.91
      Class C                    $ 27.93
      Class R                    $ 29.88
      Institutional Class        $ 30.66